SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of

the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2013

ATRICURE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6217 Centre Park Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 11, 2013, the Board of Directors (the “Board”) of AtriCure, Inc. (the “Company”) appointed Robert “Bob” S. White to serve as a director until the next annual meeting of stockholders. Mr. White has also been nominated for re-election to the Board at the Company’s 2013 Annual Meeting of Stockholders to be held in May 2013. The Board has determined that Mr. White is an independent director in accordance with guidelines that the Company has adopted, which guidelines comply with the listing standards set forth by The Nasdaq Stock Market.

Mr. White is a veteran in the medical technology industry with over 25 years of experience in commercial expansion, operations and sales. He is currently President and CEO of TYRX, a privately-held company, which commercializes innovative, implantable combination drug and device products focused on infection control, including the AIGISRx® Antibacterial Envelope, designed to reduce surgical site infections associated with Cardiac Implantable Electronic Devices (CIEDs). Prior to joining TYRX, Mr. White held several positions with Medtronic, Inc. Mr. White served as President of Medtronic Kyphon following its $3.9 billion acquisition of the spinal treatment business. During his time with Medtronic, Mr. White also served as President of Physio Control and was responsible for commercial operations of the Cardiac Rhythm Disease Management business as Vice President of U.S. Sales and Global Marketing. Earlier in his career, Mr. White held positions with General Electric Company and Eli Lilly and Company among others. Mr. White holds a MBA from Cornell University and a BS in Aerospace Engineering from the University of Missouri-Rolla.

There is no arrangement or understanding between Mr. White and any other person pursuant to which Mr. White was appointed as a director of the Company, and there have been no transactions nor are there any proposed transactions between the Company and Mr. White that would require disclosure pursuant to Item 404(a) of Regulation S-K. Mr. White will receive compensation for his service as a director in accordance with the Company’s compensation policies for non-employee directors, which are described under the heading “Director Compensation” in the Company’s proxy statement filed with the SEC on April 13, 2012.

A copy of the press release announcing Mr. White’s appointment is furnished as Exhibit 99.1 and incorporated by reference in this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	Press Release dated March 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated: March 11, 2013	By:	/s/ M. Andrew Wade
M. Andrew Wade
Vice President and Chief Financial Officer